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                                                                   EXHIBIT 10.15



                            INDEMNIFICATION AGREEMENT

      AGREEMENT, effective as of January 30, 1998 between GETTY REALTY CORP., a Maryland corporation (the "Company"), and ______________________ (the "Director"), a director of the Company;

      WHEREAS, in recognition of Director's need for substantial protection against personal liability in order to enhance Director's continued service to the Company in an effective manner and Director's reliance on the provisions of the By-Laws requiring indemnification of the Director under certain circumstances, and in part to provide Director with specific contractual assurance that the protection promised by such By-Laws will be available to Director (regardless of, among other things, any amendment to or revocation of such By-Laws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Director to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Director under the Company's directors' and officers' liability insurance policies.

      NOW, THEREFORE, in consideration of the premises and of Director agreeing to serve or continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Basic Indemnification Agreement.

         (a) In the event Director was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim (as hereinafter defined) by reason of (or arising in part out of) an Indemnifiable Event (as hereinafter defined), the Company shall indemnify Director to the fullest extent permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, against any and all Expenses (as hereinafter defined), judgment, fines, penalties and amounts paid in settlement of such Claim. If so requested by Director, the Company shall advance (within ten business days of such written request) any and all Expenses to Director (an "Expense Advance"). Notwithstanding anything in this Agreement to the contrary, and except as provided in Section 3, prior to a Change in Control (as hereinafter defined) Director shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Director against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

         (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as hereinafter defined) shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 2 is involved) that Director would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 1(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Director would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Director (who hereby agrees to reimburse the


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Company) for all such amounts theretofore paid; provided, however, that if
Director has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Director should be indemnified under applicable law, any determination made by the Reviewing Party that Director would not be permitted to be indemnified under applicable law shall not be binding and Director shall not be required to reimburse the Company for any Expense Advance until a final judicial determination that Director shall reimburse the Company for any Expense Advance is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the special independent counsel referred to in Section 2. The Board of Directors will appoint the Reviewing Party no later than 10 days after receipt of a demand for indemnification (including, without limitation, a demand for Expense Advance). The Reviewing Party shall make his determination no later than 20 days after his appointment. If after 30 days there has been no determination by the Reviewing Party or if the Reviewing Party determines that Director substantively would not be permitted to be indemnified in whole or in part under applicable law, Director shall have the right to commence litigation in any court in the states of New York or Maryland having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party of any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Director.

      2. Change in Control. The Company agrees that, if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Director to indemnity payments and Expense Advances under this Agreement or any other agreement or Company By-Law now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by Director and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company within the last five years (other than in connection with such matters) or for Director. Such counsel, among other things, shall render a written opinion to the Company and Director as to whether and to what extent Director would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

      3. Indemnification for Additional Expenses. The Company shall indemnify Director against any and all expenses (including attorneys' fees) and, if requested by Director, shall (within ten business days of such written request) advance such expenses to Director, which are incurred by Director in connection with any claim asserted against or action brought by Director for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-Law now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers liability insurance policies maintained by the Company, regardless of whether Director ultimately is determined to


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be entitled to such  indemnification,  advance  expense  payment or  insurance recovery, as the case may be.

      4. Partial Indemnity, Etc. If Director is entitled under any provision of this Agreement to indemnification by the Company of some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Director for the portion thereof to which Director is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Director has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemniflable Event or in defense of any issue or matter therein, including dismissal without prejudice, Director shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Director is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Director is not so entitled.

      5. No Presumption. For purposes of this Agreement, the termination of any action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, shall not create a presumption that Director did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

      6. Non-exclusivity, Etc. The rights of Director hereunder shall be in addition to any other rights Director may have under the Company's By-Laws or the Maryland General Corporation Law or otherwise. To the extent that a change in the Maryland General Corporation Law (whether by statute or judicial decision), or the Company's By-Laws, permits greater indemnification by agreement than would be afforded currently under the Company's By-Laws and this Agreement, it is the intent of the parties hereto that Director shall enjoy by this Agreement the greater benefits so afforded by such change.

      7. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage reasonably and economically available (as solely determined by the Board of Directors) for any Company director.

      8. Certain Definitions:

            (a) "Change in Control" shall be deemed to have occurred if (i) any "person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board of Directors of the


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Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

            (b) Claim" shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation whether conducted by the Company or any other party, whether civil, criminal, administrative or investigative.

            (c) "Expenses" include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

            (d) "Indemnifiable Event" is any event or occurrence related to the fact that Director is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or arising by reason of anything done or not done by Director in any such capacity.

            (e) Reviewing Party" is any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board (including the special independent counsel referred to in Section 2) who is not a party to the particular Claim for which Director is seeking indemnification.

            (f) "Voting Securities" are any securities of the Company which vote generally in the election of directors.

      9. Amendments and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      10. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights,


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including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

      11. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Director to the extent Director has otherwise actually received payment (under any insurance policy, By-Law or otherwise) of the amounts otherwise indemnifiable hereunder.

      12. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including any (i) direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, and (ii) spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Director continues to serve as a director (or in one of the capacities enumerated in Section 8(d) hereof) of the Company or of any other enterprise at the Company's request.

      13.Severabi1ity. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provisions within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

      14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ATTEST:                              GETTY REALTY CORP.

                                     By:                               (SEAL)
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Secretary                                 Leo Liebowitz, President


WITNESS                              DIRECTOR


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